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                                                                EXHIBIT 99



                           ARKANSAS BANKING COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints Sloan Rainwater and Stephen F. Cox, and each or either of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of Arkansas Banking Company held of record by the undersigned on _______, 1998, at the Special Meeting of Stockholders (the "Special Meeting") to be held on _______, 199__, or any adjournments thereof.

     1. Proposal to approve the Agreement and Plan of Merger by and between Arkansas Banking Company and Regions Financial Corporation ("Regions"), dated as of September 25, 1998 (the "Agreement"), pursuant to which Arkansas Banking Company will merge with and into Regions, with Arkansas Banking Company's operating subsidiaries to become wholly-owned subsidiaries of Regions, and each share of Arkansas Banking Company's common stock (except for certain shares held by Arkansas Banking Company, Regions, or their respective subsidiaries) will be converted into 2.85 shares of Regions common stock, subject to possible adjustment, and under such other terms and conditions as are set forth in the
Agreement:

         ___ FOR                   ___ AGAINST                  ___ ABSTAIN

     2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of the persons named as Proxies on all other matters which may properly come before the Special Meeting or any adjournments thereof. If no direction is made, this proxy will be voted in favor of Proposal 1.

     This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.

     Please date and sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _______________________, 199__.

(Print Name of Stockholder)

(Signature of Stockholder)

(Print Name of Stockholder)

(Signature of Stockholder)
PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PREPAID ENVELOPE.